Exhibit 10.3

MY SIZE, INC.

2017 STOCK OPTION PLAN

ISRAEL GRANTEES SUB-PLAN

Notwithstanding anything stated to the contrary in the My Size, Inc., 2017 Equity incentive Plan (the “Plan”), this Sub-Plan to the Plan shall apply for purposes of all Options granted under the Plan to Grantees who are subject to Israeli taxation.

1.	Definitions

As used herein, the following terms shall have the meanings set forth below, unless the context clearly indicates to the contrary. All capitalized terms, to the extent not defined herein, shall have the meanings set forth in the Plan.

1.1	“Affiliated Corporation,” for purposes of eligibility under the Sub-Plan shall have the meaning of the term in the Plan, provided however that in the event of any affiliated entity, such affiliate shall be an “employing company” within the meaning of such term in Section 102 of the Ordinance.

1.2	“Election” – the election by the Corporation, with respect to grant of 102 Trustee Options, of either one of the following tax tracks – “Capital Gains Tax Track” or “Ordinary Income Tax Track”, as provided in and in accordance with the provisions of Section 102.

1.3	“Fair Market Value” - solely for the purposes of 102 Trustee Options, if and to the extent Section 102 prescribes a specific mechanism for determining the Fair Market Value of the Exercised Shares, then notwithstanding Section 1.11 of the Plan, the Fair Market Value of 102 Trustee Options shall be as prescribed in Section 102, if applicable.

1.4	“102 Non-Trustee Option” – an Option granted in accordance with and pursuant to Section 102, not through a Trustee.

1.5	“3(i) Option” – an Option granted pursuant to Section 3(i) of the Ordinance.

1.6	“Ordinance” - the Israeli Income Tax Ordinance [New Version], 1961, and the rules and regulations promulgated thereunder, as are in effect from time to time, and any similar successor rules and regulations.

1.7	“Restricted Period” – as defined in Section 4.3 below.

1.8	“Section 102” – Section 102 of the Ordinance and the rules and regulations promulgated thereunder, as are in effect from time to time, and any similar successor rules and regulations.

1.9	“Trustee” - the trustee designated or replaced by the Corporation and/or applicable Affiliated Corporation for the purposes of the Plan and approved by the Israeli tax authorities, pursuant to and in accordance with the provisions of Section 102.

1.10	“102 Trustee Option” – an Option granted through a Trustee in accordance with and pursuant to Section 102.

2.	General

2.1	The purpose of this Sub-Plan is to establish certain rules and limitations applicable to Options granted to Grantees, the grant of Options to whom (or the exercise thereof by whom) are subject to taxation by the Israeli Income Tax (“Israeli Grantees”), in order that such Options may comply with the requirements of Israeli Law, including, if applicable, Section 102.

2.2	The Plan and this Sub-Plan are complementary to each other and shall be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions of this Sub-Plan shall prevail with respect to Options granted to Israeli Grantees.

2.3	Options may be granted under this Sub-Plan in one of the following tax tracks, at the Corporation’s discretion and subject to applicable restrictions or limitations as provided in applicable Law, including without limitation any applicable restrictions and limitations in Section 102 regarding the eligibility of Grantees to each of the following tax tracks, based on their capacity and relationship towards the Corporation:

(i) 102 Trustee Options - in such tax track as determined in accordance with the Election; or (ii) 102 Non-Trustee Options; or (iii) 3(i) Options.

For avoidance of doubt, the designation Options to any of the above tax tracks shall be subject to the terms and conditions set forth in Section 102.

3.	Administration

Without derogating from the powers and authorities of the Board detailed in the Plan, the Board shall have the full and final power and, in its discretion, without the need for shareholders approval, unless such approval is required to comply with applicable Laws, to administer this Addendum and to take all actions related hereto and to such administration, including without limitation the performance, from time to time and at any time, of any and all of the following:

3.1	the determination of the specific tax track (as described in Section 2.3 above) in which the Options are to be issued.

3.2	the Election;

3.3	the appointment of the Trustee;

3.4	the adoption of forms of Options Agreements, to be applied with respect to Israeli Grantees, incorporating and reflecting, inter alia, relevant provisions regarding the grant of Options in accordance with this Sub-Plan, and the amendment or modification from time to time of the terms thereof.

4.	102 Trustee Options

4.1	Grant in the Name of Trustee:

a	Notwithstanding anything to the contrary in the Plan, 102 Trustee Options granted hereunder shall be granted to, and the Exercised Shares issued pursuant to the exercise thereof and all rights attached thereto (including bonus shares), issued to, the Trustee, and they shall be registered in the name of the Trustee, who shall hold them in trust until such time as they are released by the transfer or sale thereof by the Trustee. In the case the requirements of Section 102 for 102 Trustee Options are not met, then the 102 Trustee Options may be regarded as 102 Non-Trustee Option, all in accordance with the provisions of Section 102.

b	Notwithstanding anything to the contrary in the Plan, the Date of Grant of a 102 Trustee Option shall be the date determined by the Board to be the effective date of the grant of the 102 Trustee Options to a Grantee, or, if the Board has not determined such effective date, the date of the resolution of the Board approving the grant of such Options, which in the case of 102 Trustee Options shall not be before the lapse of 30 days from the date upon which the Plan is first submitted to the relevant Israeli Tax Authorities.

4.2	Exercise of 102 Trustee Options:

a	Unless other procedures shall be determined from time to time by the Board and notified to the Grantees, the mechanism of exercising vested 102 Trustee Options shall be in accordance with the provisions of the Plan, except that any notice of exercise of 102 Trustee Options shall be made in such form and method in compliance with the provisions of Section 102 and shall also be delivered in copy to the authorized representative of the Affiliated Corporation with which the Grantee is employed and/or engaged, if applicable, and to the Trustee.

4.3	Restrictions on Transfer:

(a)	102 Trustee Options and the Exercised Shares issued pursuant to the exercise thereof, and all rights attached thereto (including bonus shares), shall be held by the Trustee for such period of time as required by the provisions of Section 102 applicable to Options granted through a Trustee in the applicable tax track, as per the Election (the “Restricted Period”).

(b)	Subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, the Israeli Grantee shall provide the Corporation and the Trustee with a written undertaking and confirmation under which the Israeli Grantee confirms that he/she is aware of the provisions of Section 102 and the Elected tax track and agrees to the provisions of the Trust Note executed between the Corporation and the Trustee, and undertakes not to release, by sale or transfer, the 102 Trustee Options, and the Exercised Shares issued pursuant to the exercise thereof, and all rights attached thereto (including bonus shares) prior to the lapse of the Restricted Period. The Israeli Grantee shall not be entitled to sell or release from trust the 102 Trustee Options, nor the Exercised Shares issued pursuant to the exercise thereof, nor any right attached thereto (including bonus shares), nor to request the transfer or sale of any of the same to any third party, before the lapse of the Restricted Period. Notwithstanding the above, if any such sale or transfer occurs during the Restricted Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Israeli Grantee.

(c)	Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the applicable Option Agreement and applicable Law, the Trustee shall not release, by sale or transfer, the Exercised Shares issued pursuant to the exercise of the 102 Trustee Options, and all rights attached thereto (including bonus shares) to the Israeli Grantee or to any third party to whom the Israeli Grantee wishes to sell them (unless the contemplated transfer is by will or laws of descent) unless and until the Trustee has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Corporation and the Trustee. For the removal of doubt, it is clarified that the Trustee may release by sale or transfer to a third party only Exercised Shares (and not Options).

4.4	Rights as Stockholder:

Without derogating from the provisions of the Plan, it is hereby further clarified that with respect to Exercised Shares issued pursuant to the exercise of 102 Trustee Options, as long as they are registered in the name of the Trustee, the Trustee shall be the registered owner of such shares of stock.

4.5	Bonus Shares:

All bonus shares to be issued by the Corporation, if any, with regard to Exercised Shares issued pursuant to the exercise of 102 Trustee Options, while held by the Trustee, shall be registered in the name of the Trustee; and all provisions applying to such Exercised Shares shall apply to bonus shares issued by virtue thereof, if any, mutatis mutandis. Said bonus shares shall be subject to the Restricted Period of the Exercised Shares by virtue of which they were issued.

4.6	Voting:

Without derogating from the provisions of Section 10.2 of the Plan, with respect to Exercised Shares of 102 Trustee Options, such Exercised Shares shall be voted in accordance with the provisions of Section 102.

4.7	Conditions of Issuance:

Without derogating from the provisions of Section 7.6 of the Plan, and in addition thereto, the arrangements with the tax authorities referred to therein shall, in the event of 102 Trustee Options also need to be satisfactory to the Trustee.

5.	102 Non-Trustee Options

5.1	102 Non-Trustee Options granted hereunder shall be granted to, and the Exercised Shares issued pursuant to the exercise thereof, issued to, the Israeli Grantee.

5.2	Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the applicable Option Agreement and applicable Law, the Exercised Shares issued pursuant to the exercise of the 102 Non-Trustee Options, and all rights attached thereto (including bonus shares) shall not be transferred unless and until the Corporation has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Corporation.

5.3	An Israeli Grantee to whom 102 Non-Trustee Options are granted must provide, upon termination of his/her employment, a surety or guarantee to the satisfaction of the Corporation, to secure payment of all taxes which may become due upon the future transfer of his/her Exercised Shares to be issued upon the exercise of his/her outstanding 102 Non-Trustee Options, all in accordance with the provisions of Section 102.

6.	3(i) Options

6.1	3(i) Options granted hereunder shall be granted to, and the Exercised Shares issued pursuant thereto issued to, the Israeli Grantee.

6.2	Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the applicable Option Agreement and applicable Law, the Exercised Shares issued pursuant to the exercise of the 3(i) Options, and all rights attached thereto (including bonus shares) shall not be transferred unless and until the Corporation has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Corporation.

6.3	The Corporation may require, as a condition to the grant of the 3(i) Options, that an Israeli Grantee to whom 3(i) Options are to be granted, provide a surety or guarantee to the satisfaction of the Corporation, to secure payment of all taxes which may become due upon the future transfer of his/her Exercised Shares to be issued upon the exercise of his/her outstanding 3(i) Options.

7.	Tax Consequences

Without derogating from and in addition to any provisions of the Plan, any and all tax and/or other mandatory payment consequences arising from the grant or exercise of Options, the payment for or the transfer or sale of Exercised Shares, or from any other event or act in connection therewith (including without limitation, in the event that the Options do not qualify under the tax classification/tax track in which they were intended) whether of the Corporation, any Affiliated Corporation, the Trustee or the Israeli Grantee, shall be borne solely by the Israeli Grantee. The Corporation, any applicable Affiliated Corporation, and the Trustee, may each withhold (including at source), deduct and/or set-off, from any payment made to the Grantee, the amount of the taxes and/or other mandatory payments the of which is required with respect to the Options and/or Exercised Shares. Furthermore, each Israeli Grantee shall indemnify the Corporation, any applicable Affiliated Corporation and the Trustee, or any one thereof, and hold them harmless from any and all liability for any such tax and/or other mandatory payments or interest or penalty thereupon, including without limitation liabilities relating to the necessity to withhold, or to have withheld, any such tax and/or other mandatory payments from any payment made to the Israeli Grantee.

Without derogating from the aforesaid, each Israeli Grantee shall provide the Corporation and/or any applicable Affiliated Corporation with any executed documents, certificates and/or forms that may be required from time to time by the Corporation or such Affiliated Corporation in order to determine and/or establish the tax liability of such Israeli Grantee.

Without derogating from the foregoing, it is hereby clarified that the Israeli Grantee shall bear and be liable for all tax and other consequences in the event that his/her 102 Trustee Option and/or the Exercised Shares issued pursuant to the exercise thereof are not held for the entire Restricted Period, all as provided in Section 102.

The Corporation and or when applicable the Trustee shall not be required to release any Share Certificate to a Grantee until all required payments have been fully made.

8.	Currency Exchange Rates

a	Except as otherwise determined by the Board, all monetary values with respect to Options granted pursuant to this Sub-Plan, including without limitation the Fair Market Value and the exercise price of any Option, shall be stated in United States Dollars. In the event that the exercise price is in fact to be paid in New Israeli Shekels, at the sole discretion of the Board, the conversion rate shall be the last known representative rate of the US Dollar to the New Israeli Shekels on the date of payment.

9.	Subordination to the Ordinance

9.1	It is clarified that the grant of the 102 Trustee Options hereunder is subject to the approval by the applicable tax authorities of the Plan, this Sub-Plan and the Trustee, in accordance with Section 102.

9.2	Any provisions of the Section 102 or section 3(i) of the Ordinance and/or any of the rules or regulations promulgated thereunder, which is not expressly specified in the Plan or in the applicable Option Agreement, including without limitation any such provision which is necessary in order to receive and/or to keep any tax benefit, shall be deemed incorporated into this Sub-Plan and binding upon the Corporation, and applicable Affiliated Corporation and the Israeli Grantee.

9.3	With regards to 102 Trustee Option, the provisions of the Plan and/or this Sub-Plan and/or the Option Agreement shall be subject to the provisions of Section 102 and the permit of the Tax Assessing Officer as defined in the Ordinance, and the said provisions and permit shall be deemed an integral part of the Plan and of this Sub-Plan and of the Option Agreement.

9.4	The Options, the Plan, this Sub-Plan and any applicable Option Agreements are subject to the applicable provisions of the Ordinance, which shall be deemed an integral part of each, and which shall prevail over any term that is inconsistent therewith.